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                                  HEMOSOL INC.

                              AMENDED AND RESTATED
                                STOCK OPTION PLAN

                            (as of December 7, 2000)

                                    ARTICLE I
                                 PURPOSE OF PLAN

1.1 The purpose of the Plan is to assist directors, officers, members of any scientific advisory board (a "Scientific Advisory Board") and key employees of and Consultants to the Corporation and its Subsidiaries to participate in the growth and development of the Corporation and its Subsidiaries by providing such persons with the opportunity, through share options, to acquire an increased proprietary interest in the Corporation.

                                   ARTICLE II
                                  DEFINED TERMS

2.1 Where used herein the following terms shall have the following meanings, respectively:

         (a) Board" means the board of directors of the Corporation or, if established and duly authorized to act, the Executive Committee of the board of directors of the Corporation;

         (b) "Business Day" means any day, other than a Saturday or a Sunday, on which The Toronto Stock Exchange is open for trading;

         (c) "Compensation Committee" shall have the meaning attributed thereto in Article III hereof;

         (d) "Consultant" means any person or company engaged to provide ongoing consulting services to the Corporation or any of its Subsidiaries who is not also an insider (as defined in section 627 of the Toronto Stock Exchange Company Manual) of the Corporation or any of its Subsidiaries;

         (e) "Corporation" means Hemosol Inc. and includes any division thereof, any successor corporation thereto and any division of any such successor;

         (f) "Eligible Person" means any director, officer, member of a Scientific Advisory Board or full-time employee of or Consultant to the Corporation or of any Subsidiary;

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         (g)      "Market Price" at any date in respect of Shares shall be the closing price of such Shares on The Toronto Stock Exchange (or, if such Shares are not then listed and posted for trading on The Toronto Stock Exchange, on such stock exchange in Canada on which such Shares are listed and posted for trading as may be selected for such purpose by the Compensation Committee) on the last Business Day preceding the date on which the Option is granted or, in the event the Option is granted after the close of trading on a Business Day, the closing price on the applicable stock exchange on such Business Day. In the event that such Shares did not trade on the Business Day, the Market Price shall be the average of the bid and ask prices in respect of such Shares at the close of trading on such date. In the event that such Shares are not listed and posted for trading on any stock exchange, the Market Price in respect thereof shall be the fair market value of such Shares as determined by the Compensation Committee in its sole discretion;

         (h) "Option" means an option to purchase Shares granted under the Plan;

         (i) "Option Price" means the price per Share at which Shares may be purchased under the Option, as the same may be adjusted from time to time in accordance with Article VIII hereof;

         (j)      "Optionee" means a person to whom an Option has been granted;

         (k) "Outstanding Issue" means the number of Shares outstanding on a non-diluted basis;

         (l) "Plan" means the Hemosol Inc. Stock Option Plan, as embodied herein, as the same may be amended, varied or restated from time to time;

         (m) "Scientific Advisory Board" means any scientific advisory board of the Corporation or any Subsidiary;

         (n) "Shares" means the common shares of the Corporation, or, in the event of an adjustment contemplated by Article VIII hereof, such other shares or securities to which an Optionee may be entitled upon the exercise of an Option as a result of such adjustment; and

         (o) "Subsidiary" means any corporation which is a subsidiary (as such term is defined in the Business Corporations Act (Ontario)) of the Corporation and includes any division thereof.

                                   ARTICLE III
                           ADMINISTRATION OF THE PLAN

3.1 The Plan shall be administered by the compensation committee (the "Compensation Committee") appointed by the Board and consisting of not less than three members of the Board. The members of the Compensation Committee shall serve at the pleasure

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of the Board and vacancies occurring in the Compensation Committee shall be filled by the Board.

3.2 The Compensation Committee shall select one of its members as its Chairman and shall hold its meetings at such time and place as it shall deem advisable. A majority of the members of the Compensation Committee shall constitute a quorum and all actions of the Compensation Committee shall be taken by a majority of the members present at any meeting. Any action of the Compensation Committee may be taken by an instrument or instruments in writing signed by all the members of the Compensation Committee entitled to vote on the action, and any action so taken shall be as effective as if it had been passed by a majority of the votes cast by the members of the Compensation Committee present at a meeting of such members duly called and held.

3.3 The Compensation Committee shall have the power, where consistent with the general purpose and intent of the Plan and subject to the specific provisions of the Plan:

         (a) to establish policies and to adopt rules and regulations for carrying out the purposes, provisions and administration of the Plan;

         (b) to interpret and construe the Plan and to determine all questions arising out of the Plan and any Option granted pursuant to the Plan, and any such interpretation, construction or determination made by the Compensation Committee shall be final, binding and conclusive for all purposes;

         (c) to determine to which Eligible Persons Options will be granted and to make recommendations to the Board with respect to the granting of Options;

         (d)      to determine the number of Shares covered by each Option;

         (e) to determine the time or times when Options will be granted and exercisable;

         (f) to determine if the Shares which are subject to an Option will be subject to any restrictions upon the exercise of such Option; and

         (g) to prescribe the form of the instruments relating to the grant, exercise and other terms of Options.

3.4 No member of the Compensation Committee shall, during the currency of his membership on the Compensation Committee, be entitled to vote on any resolution to approve his participation.

                                   ARTICLE IV
                             SHARES SUBJECT TO PLAN

4.1 Options may be granted in respect of authorized and unissued Shares provided that the maximum number of Shares that may be issued upon the exercise of Options granted pursuant to the Plan shall be 3,031,712. The Shares in respect of which Options are not

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exercised shall be available for subsequent Options under the Plan. No fractional Shares may be purchased or issued under the Plan.

                                    ARTICLE V
                     ELIGIBILITY, GRANT AND TERMS OF OPTIONS

5.1 Options may be granted to directors, officers, members of any Scientific Advisory Board or full-time employees of or Consultants to the Corporation or any Subsidiary of the Corporation.

5.2 Options may be granted by the Corporation pursuant to recommendations of the Compensation Committee provided and to the extent that such recommendations are approved by the Board.

5.3               Subject as herein and otherwise specifically provided in this
Article V, the number of Shares subject to each Option, the expiration date of each Option, the extent to which each Option is exercisable from time to time during the term of the Option and other terms and conditions relating to each such Option shall be determined by the Compensation Committee; provided, however, that if no specific determination is made by the Compensation Committee with respect to any of the following matters, each Option shall, subject to any other specific provisions of the Plan, contain the following terms and conditions:

         (a) the period during which an Option shall be exercisable shall be five years from the date the Option is granted to the Optionee; and

         (b) the Optionee may take up and pay for not more than 33 1/3% of the Shares covered by the Option during each 12 month period following the first anniversary of the date of the grant of the Option; provided, however, that if the number of Shares taken up under the Option during any such 12 month period is less than 33 1/3% of the Shares covered by the Option, the Optionee shall have the right, at any time or from time to time during the remainder of the term of the Option, to purchase such number of Shares subject to the Option which were purchasable, but not purchased by him, during such 12 month period.

5.4 The Option Price on Shares which are the subject of any Option shall be determined by the Board at the time of the grant of the Options provided that in no circumstances shall the Option Price be lower than the Market Price of the Shares.

5.5 In no event may the term of an Option exceed ten years from the date of the grant of the Option.

5.6 The total number of Shares to be optioned to any Optionee under this Plan together with any Shares reserved for issuance under options for services and employee share purchase plans or any other plans to such Optionee shall not exceed 5% of the issued and outstanding Shares at the date of the grant of the Option.

5.7               An Option is personal to the Optionee and is non-assignable.

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                                   ARTICLE VI
                        TERMINATION OF EMPLOYMENT; DEATH

6.1 Subject to Article VI (b) hereof and to any express resolution passed by the Compensation Committee with respect to an Option, an Option, and all rights to purchase Shares pursuant thereto, shall expire and terminate immediately upon the Optionee ceasing to be a director, officer, member of a Scientific Advisory Board or full-time employee of or Consultant to the Corporation or any Subsidiary of the Corporation.

6.2 If, before the expiry of an Option in accordance with the terms thereof, the employment of the Optionee by the Corporation or by any Subsidiary of the Corporation shall terminate for any reason whatsoever other than termination by the Corporation for cause, but including termination by reason of the death of the Optionee, such Option may, subject to the terms thereof and any other terms of the Plan, be exercised, if the Optionee is deceased, by the legal personal representative(s) of the estate of the Optionee during the first six months following the death of the Optionee, or if he is alive, by the Optionee, at any time within six months of the date of termination of the employment of the Optionee (but in either case prior to the expiry of the Option in accordance with the terms thereof), but only to the extent that the Optionee was entitled to exercise such Option at the date of the termination of his employment.

6.3 Options shall not be affected by any change of employment of the Optionee or by the Optionee ceasing to be a director, officer or member of a Scientific Advisory Board or a Consultant where the Optionee continues to be employed on a full-time basis by, or continues to be a director, officer or member of any other Scientific Advisory Board of or a Consultant to, the Corporation or any Subsidiary of the Corporation.

                                   ARTICLE VII
                               EXERCISE OF OPTIONS

7.1 Subject to the provisions of the Plan, an Option may be exercised from time to time by delivery to the Corporation at its registered office of a written notice of exercise addressed to the Secretary of the Corporation specifying the number of Shares with respect to which the Option is being exercised and accompanied by payment in full of the Option Price of the Shares to be purchased. Certificates for such Shares shall be issued and delivered to the Optionee within a reasonable time following the receipt of such notice and payment.

7.2 Notwithstanding any of the provisions contained in the Plan or in any Option, the Corporation's obligation to issue Shares to an Optionee pursuant to the exercise of an Option shall be subject to:

         (a) completion of such registration or other qualification of such Shares or obtaining approval of such governmental authority as the Corporation shall determine to be necessary or advisable in connection with the authorization, issuance or sale thereof;

         (b) the admission of such Shares to listing on any stock exchange on which the Shares may then be listed; and

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         (c)      the receipt from the Optionee of such representations,
                  agreements and undertakings, including as to future dealings in such Shares, as the Corporation or its counsel determines to be necessary or advisable in order to safeguard against the violation of the securities laws of any jurisdiction.

In this connection the Corporation shall, to the extent necessary, take all reasonable steps to obtain such approvals, registrations and qualifications as may be necessary for the issuance of such Shares in compliance with applicable securities laws and for the listing of such Shares on any stock exchange on which the Shares are then listed.

                                  ARTICLE VIII
                               CERTAIN ADJUSTMENTS

8.1 Appropriate adjustments in the number of Shares subject to the Plan, and as regards Options granted or to be granted, in the number of Shares optioned and in the Option Price, shall be made by the Board to give effect to adjustments in the number of Shares of the Corporation resulting from subdivisions, consolidations or reclassifications of the Shares of the Corporation, the payment of share dividends by the Corporation (other than dividends in the ordinary course) or other relevant changes in the capital stock of the Corporation. The Board's determination of such adjustments shall be final, binding and conclusive for all purposes.

                                   ARTICLE IX
                       AMENDMENT OR DISCONTINUANCE OF PLAN

9.1 Subject to the obtaining of any required regulatory approvals, the Board may amend or discontinue the Plan at any time; provided, however, that no such amendment may, without the consent of the Optionee, alter or impair any Option previously granted to an Optionee under the Plan.

                                    ARTICLE X
                            MISCELLANEOUS PROVISIONS

10.1 The holder of an Option shall not have any rights as a shareholder of the Corporation with respect to any of the Shares covered by such Option until such holder shall have exercised such Option in accordance with the terms of the Plan (including tendering payment in full of the Option Price of the Shares in respect of which the Option is being exercised) and the Corporation shall have issued such Shares to the Optionee in accordance with the terms of the Plan in those circumstances.

10.2 Nothing in the Plan or any Option shall confer upon any Optionee any right to continue in the employ of the Corporation or any Subsidiary of the Corporation or affect in any way the right of the Corporation or any such Subsidiary to terminate his employment at any time; nor shall anything in the Plan or any Option be deemed or construed to constitute an agreement, or an expression of intent, on the part of the Corporation or any such Subsidiary to extend the employment of any Optionee beyond the time which he would normally be retired pursuant to the provisions of any present or future retirement plan of the Corporation or any Subsidiary or any present or future retirement policy of the Corporation or any Subsidiary, or beyond the time

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at which he would otherwise be retired pursuant to the provisions of any contract of employment with the Corporation or any Subsidiary.

1.1      (a)      In the event the Corporation proposes to amalgamate (other than an amalgamation with a subsidiary), merge or consolidate with any other corporation or to liquidate, dissolve or wind-up, the Corporation shall give written notice thereof to each Optionee and permit each Optionee to exercise his Options within the 45-day period next following the giving of such notice failing which all rights of the Optionee with respect to his Options or to exercise the same shall terminate and cease to have any further force or effect whatsoever.

         (b) If, at any particular time, an Option is otherwise exercisable as to part only of the Shares to which the Option relates or is not exercisable at all because of a vesting period and in the event that a Public Take-over Bid (as hereinafter defined) is made, the holder of the Option may at any time thereafter exercise the Option with respect to all the Shares to which the Option relates. For purposes of this Article X (c) (b), "Public Take-over Bid" means any of the following:

                           (i)      a take-over bid, as that term is defined in
                                    Section 23.01 of the General By-law of The
                                    Toronto Stock Exchange, made for the Shares of the Corporation through the facilities of The Toronto Stock Exchange or a take-over bid for the Shares of the Corporation made through the facilities of any other stock exchange in Canada under the governing rules and regulations of such stock exchange; and

                           (ii) a bid for the Shares of the Corporation in respect of which a take-over bid circular is prepared and delivered to shareholders of the Corporation pursuant to the provisions of the securities legislation of any Province of Canada.

10.4 Any dispute or disagreement which shall arise under or as a result of, or in any way related to, the interpretation, construction on application of this Plan shall be determined by the Board. Any such determination shall be final, binding and conclusive for all purposes.

10.5 Upon the exercise of an Option, the Optionee shall make arrangements satisfactory to the Corporation regarding payment of any federal, provincial or local taxes of any kind required by law to be withheld with respect to the exercise of the Option. In addition, the Corporation shall, to the extent permitted by law, have the right to deduct from any payment of any kind due to the Optionee any federal, provincial or local taxes of any kind required by law to be withheld with respect to the exercise of the Option.

10.6              References herein to any gender include all genders.

                                   ARTICLE XI
                       SHAREHOLDER AND REGULATORY APPROVAL

11.1 The Plan and the exercise of the Options granted under the Plan shall be subject to the condition that if at any time the Corporation shall determine in its sole discretion that it is

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necessary or desirable to comply with any legal requirements or the requirements of any stock exchange or other regulatory authority or to obtain any approval or consent from any such stock exchange or other regulatory authority as a condition of, or in connection with, the Plan or the exercise of the Options granted under the Plan or the issue of Shares as a result thereof, then in any such event any Options granted prior to such approval and acceptance shall be conditional upon such compliance having been effected or such approval or consent having been given and no such Options may be exercised unless and until such compliance is effected or until such approval or consent is given on conditions satisfactory to the Corporation in its sole discretion.

                  IN WITNESS WHEREOF, Hemosol Inc. has executed this amended and restated Plan as of the 7th day of December, 2000.

                                         HEMOSOL INC.

                                         by: /s/ EDWARD RYGIEL
                                         ------------------------------
                                         Edward Rygiel
                                         Chairman of the Board of Directors

                                         by: /s/ JOHN KENNEDY
                                         ------------------------------
                                         John Kennedy
                                         President